UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2019

Millendo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Miller Avenue, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

301 North Main Street, Suite 100, Ann Arbor, Michigan 48104

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MLND	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2019, Millendo Therapeutics, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) and the Company’s 2019 Employee Stock Purchase Plan (the “2019 ESPP,” and together with the 2019 Plan, the “Plans”). The 2019 Plan is the successor to the Millendo Therapeutics, Inc. 2012 Stock Plan and the OvaScience, Inc. 2012 Stock Incentive Plan and allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Company’s board of directors or the compensation committee. The 2019 ESPP enables employees to purchase shares of the Company’s common stock through offerings of rights to purchase the Company’s common stock to all eligible employees. The Plans were adopted by the Company’s board of directors on April 29, 2019, subject to approval by the Company’s stockholders, and became effective with such stockholder approval on June 11, 2019.

The material terms and features of the Plans are described in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 29, 2019, in the sections entitled “Proposal 4—Approval of the 2019 Equity Incentive Plan” and “Proposal 5—Approval of the 2019 Employee Stock Purchase Plan.” Such sections are incorporated herein by reference and are qualified in their entirety by reference to complete copies of the Plans, which are filed herewith as Exhibits 10.1 and 10.2. The above summaries of the Plans do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 11, 2019, the Company’s stockholders voted on the following five proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1.   Election of Directors

The individuals listed below were elected as Class I directors at the Annual Meeting to serve on the Company’s board of directors for a term of three years or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Julia C. Owens, Ph.D.	10,929,588	10,504	609,545
Mary Lynne Hedley, Ph.D.	10,928,339	11,753	609,545
John Howe, III, M.D.	8,492,214	2,447,878	609,545

Proposal 2.   Ratification of the Selection of the Company’s Accounting Firm

Proposal 2 was a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions
11,428,106	14,082	107,449

Proposal 3.   Approval of the Compensation of the Company’s Named Executive Officers

Proposal 3 was a proposal to approve the compensation of the Company’s named executive officers, on an advisory basis. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,884,612	36,011	19,469	609,545

Proposal 4.   Approval of the Company’s 2019 Equity Incentive Plan

Proposal 4 was a proposal to approve the 2019 Plan. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,986,582	1,934,299	19,211	609,545

Proposal 5.   Approval of the Company’s 2019 Employee Stock Purchase Plan

Proposal 5 was a proposal to approve the 2019 ESPP. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,230,711	26,886	682,495	609,545

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1+	2019 Equity Incentive Plan
10.2+	2019 Employee Stock Purchase Plan

+     Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: June 13, 2019	By:	/s/ Julia C. Owens, Ph.D.
Julia C. Owens, Ph.D.
President and Chief Executive Officer